                                                                     Exhibit 3.1

For Ministry Use Only                         Ontario Corporation Number
A l'usage exclusif du ministere               Numero de la compagnie en Ontario

                                              1039951

           Ministry of                        Ministere de
           Consumer and                       la Consummation
           Commercial                         et du Commerce
Ontario    Relations


CERTIFICATE                                   CERTIFICAT
This is to certify that these                 Ceci certifie que les presents
articles are effective on                     statuts entrent en vigeur les

AUGUST 4                                      AOUT, 1993
--------------------------------------------------------------------------------
                            ARTICLES OF INCORPORATION
                              STATUTS CONSTITUTIFS

1.       The name of the corporation is:

         Denomination sociale de la compagnie:

         MEDIA SYNERGY INC.

2.       The address of the registered office is:

         Adresse du siege social:

                          7 Carlton Street, Suite 1404
--------------------------------------------------------------------------------
    (Street & Number or R.R. Number & if Multi-Office Building give Room No.)

            (Rue et numero ou numero de la R.R. et, s'il s'agit d'un
                      edifice a bureax, numero du bureau)

Toronto                                                                   M5B2M3
--------------------------------------------------------------------------------
(Name of Municipality or Post Office)                              (Postal Code)
(Nom de la municipalite ou du bureau de poste)                     (Code postal)

City of Toronto              in the    Municipality of Metropolitan Toronto
-------------------------              -----------------------------------------
(Name of Municipality,
 Geographical Township)   dans le/la   (County, District, Regional Municipality)

(Nom de la municipalite,              (Compte, district, municipalite regionale)
       du canton)

3.       Number (or minimum and maximum number) directors is:

         Nombre (ou nombres minimal et maximal) d'administrateurs:

A minimum of one and a maximum of five

4.       The first director(s) is/are:

         Premire(s) administrateur(s):

                                         Residence address, giving street & No. or R.R.                      Resident Canadian State
                                         No. or  municipality and postal code.                               Yes or No
First name, initials and surname
                                         Adresse personelle, y compris la rue et le numero, le numero        Resident Canadien
Prenom, initiales et nom de famille      de la R.R. ou,  le nom de la municipalite et le code postal         Oui/Non
-----------------------------------      ------------------------------------------------------------        -----------------------
Paul Chen                                22 Edenbrook Court                                                  Yes
                                         Nepean, Ontario
                                         K2E 7H4

Sing Li                                  7 Carlton Street, Suite 1404                                        Yes
                                         Toronto, Ontario
                                         M5B 2M3

5. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.

         Limites, s'il y a lieu, imposees aux activites commerciales ou aux pouvoirs de la compagnie.

         NONE

6. The classes and any maximum number of shares that the corporation is authorized to issue.

         Categories at nombre maximal, s'il y a lieu, d'actions que la compagnue est autorisee a emettre:

         THE CORPORATION IS AUTHORIZED TO ISSUE AN UNLIMITED NUMBER OF COMMON SHARES.

7. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

         Droits, privileges, restrictions et conditions, s'il y a liey, rattachee a chaque categorie d'actions et pouvoits des administrateurs relatifs a chaque categorie d'actions qui peut etre emise en serie:

         NOT APPLICABLE

8. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:

         L'emission, le transfert ou la propriete d'actions est/n'est pas restreinte. Les restrictions, s'il y a lieu, sont les suivantes:

         No share of the Corporation shall be transferred without the express consent of the board of Directors evidenced by a resolution passed at a meeting of directors by the affirmative vote of not less than a majority of the directors or by instrument or instruments in writing signed by all of the directors.

9.       Other provisions, if any, are:

         Autres dispositions, s'il y a lieu:


         (1) That the number of shareholders of the Corporation, exclusive of persons who are in its employment and exclusive of persons, who, having been formerly in the employment of the Corporation, were, while in the employment, and have continued after the termination of that employment to be shareholders of the Corporation, is limited to not more than fifty, two or more persons who are the joint registered owners of one or more shares being counted as one shareholder.

         (2) That any invitation to the public to subscribe for securities of the Corporation is prohibited.

10.      The names and addresses of the incorporators are

         Nom et adresse dea fondateurs


                                                               Full residence address of registered office or of principal place of business giving street & No. or R.R. No. municipality and postal code

First name, initials and surname or corporate name             Adresse personnelle au complet, adresse du siege social ou adresse de
                                                               l'etablissement principal, y compris la rue et la numero, le
Prenom, initiale et nom de famille ou denomination sociale     numero de la R.R., le nom de la municipalite et le code postal
----------------------------------------------------------     ----------------------------------------------------------
SING LI                                                        7 Carlton Street, Suite 1404
                                                               Toronto, Ontario
                                                               M5B 2M3

PAUL CHEN                                                      22 Edenbrook Court
                                                               Nepean, Ontario
                                                               K2E 7H4


These articles are signed in duplicate

Les presents statuts son signes en double examplaire.

--------------------------------------------------------------------------------
                           Signatures of incorporators
                           (Signature des fondateurs)

 /s/ Paul Chen                                                 /s/ Sing Li

For Ministry Use Only                         Ontario Corporation Number
A l'usage exclusif du ministere               Numero de la compagnie en Ontario

                                              001039951

            Ministry of                       Ministere de
            Consumer and                      la Consummation
            Commercial                        et du Commerce
Ontario     Relations
CERTIFICATE                                   CERTIFICAT
This is to certify that these                 Ceci certifie que les presents
articles are effective on                     statuts entrent en vigeur les

NOVEMBER 12                                   NOVEMBRE, 1996
--------------------------------------------------------------------------------
                              ARTICLES OF AMENDMENT
                             STATUTS DE MODIFICATION

1.       The present name of the corporation is:

         Denomination social actuelle de la compagnie:

         MEDIA SYNERGY INC.

2.       The name of the corporation is changed to (if applicable):

         Novelle denomination sociale de la compagnie (s'il y a lieu):


3.       Date of incorporation/amalgamation:

         Date de la constitution ou de la fusion:



                                   04 08 1993
--------------------------------------------------------------------------------
                               (Day, Month, Year)
                               (jour, mois, annee)

4.       The articles of the corporation are amended as follows:

         Les statuts de la compagnie sont modifies de la facon suivante:


A. to provide that the existing 100 Common Shares of the Corporation be divided on a basis of Sixty-One Thousand Two Hundred (61,200) Common Shares to One (1) Common Share;

B. to increase the authorized capital of the Corporation by the creation of an unlimited number of Class A Preference Shares and by providing that the Class A Preference Shares have the rights, privileges, restrictions and conditions below:

                                                                              1A

1.       INTERPRETATION

         1.1      Defined Terms

                  The following words and phrases whenever used in the Preferred Share Provisions shall have the following meaning, unless there is something in the context otherwise inconsistent therewith:

                  (a) "business day" shall mean a day other than a Saturday, a Sunday or any other day that is treated as a holiday in the municipality where the Corporation's registered office in Canada is situated;

                  (b) "Common Shares" shall mean Common Shares of the Corporation as such shares were constituted on November 8th, 1996 and shares of any other class resulting from any reclassification or change of such shares;

                  (c) "conversion basis" at any time shall mean the number of Common Shares of the Corporation into which at such time one Preferred Share shall be convertible in accordance with the provisions of section 5 of these Preferred Share Provisions;

                  (d) "dividend payment date" shall mean the 1st day of February, May, August, and November in each calendar year commencing February 1, 1997.

         1.2      Reference to Status

                  Any reference in the Preferred Share Provisions to any statute shall be deemed to be a reference to such statute as amended or re-enacted from time to time.

         1.3      Canadian Funds

                  All amounts payable pursuant hereto shall be payable in lawful money of Canada.

         1.4      Non-Business Day

                  If any day on which any dividend on the Preferred Shares is payable or by which any other action is required to be taken hereunder is not a business day, then such dividend shall be payable or such other action shall be required to be taken on the next succeeding day that is a business day.

                                                                              1B

         1.5      Herein, hereto, etc

                  The words "herein", "hereto", "hereof" and similar words refer, unless the context clearly indicates the contrary, to the whole of the Preferred Share Provisions and not to any particular section, clause or paragraph thereof

         1.6      Number and Gender

                  Words importing the singular number only shall include the plural and vice versa, words importing the use of any gender shall include all genders and words importing persons shall include firms and corporations and vice versa.

2.       VOTING RIGHTS

         The holders of the Preferred Shares shall be entitled to receive notice of and to attend and vote at all meetings of the shareholders of the Corporation (except where the holders of a specified class of shares are entitled to vote separately as a class as provided in the Business Corporations Act (Ontario) as amended from time to time), and each Preferred Share shall confer the right to one vote in person or by proxy at all meetings of shareholders of the Corporation.

3.       DIVIDENDS

         The holders of the Preferred Shares, in priority to any other class or type of shares, shall be entitled to receive as and when declared by the board of directors of the Corporation out of monies of the Corporation properly applicable to the payment of dividends, fixed, preferential, cumulative, cash dividends at the rate of 5% per annum on an amount equal to the stated capital of the Preferred Shares as recorded in the stated capital account maintained for the Preferred Shares payable on dates to be fixed from time to time by the directors; such dividends shall accrue and be cumulative from the respective dates of issue of the Preferred Shares; if on any dividend payment date the Corporation shall not have paid the said dividends in full on all Preferred Shares then issued and outstanding, such dividends on the unpaid part thereof shall be paid on a subsequent date or dates in priority to dividends on any other class or type of shares; no dividend shall be declared or paid or set apart in respect of any other class or type of shares until such dividends or the unpaid part thereof on all Preferred Shares then issued and outstanding shall have been declared and paid or provided for at the date of such declaration or payment or setting apart.

4.       RIGHTS ON LIQUIDATION

         In the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of the Preferred Shares shall be entitled to receive, in priority to and before any distribution of any part of the assets of the Corporation among the holders of any other class or type of shares, for each

                                                                              1C

         Preferred Share, an amount per Preferred Share equal to the stated capital per share of the Preferred Shares as recorded in the stated capital account maintained for the Preferred Shares together with any unpaid cumulative dividends, whether or not declared, which shall have accrued thereon and which, for such purposes, shall be treated as accruing up to the date of such liquidation, dissolution or winding-up, to the extent that such unpaid dividends are not reflected in the stated capital account maintained for the Preferred Shares, and no more.

5.       CONVERSION PRIVILEGE

         5.1      Right of Conversion

                  Holders of Preferred Shares shall have the right at any time from and after the date of issuance of such shares (the "conversion period"), subject as hereinafter provided, to convert any or all of their Preferred Shares into Common Shares on the following original conversion basis, namely one Common Share for each Preferred Share converted, until such time as the original conversion basis shall be adjusted as hereinafter provided and thereafter on the adjusted conversion basis.

         5.2      Conversion Procedure

                  The conversion privilege herein provided for may be exercised by notice in writing given to the transfer agent for the Preferred Shares in any office for the transfer of the Preferred Shares or to the Corporation at its registered office in the City of Toronto accompanied by the certificate or certificates representing Preferred Shares in respect of which the holder thereof desires to exercise such right of conversion. Such notice shall be signed by such holder or by his duly authorized attorney or agent and shall specify the number of Preferred Shares which the holder desires to have converted. The transfer form on the certificate or certificates in question need not be endorsed, except in the circumstances hereinafter contemplated. If less than all the Preferred Shares represented by a certificate or certificates accompanying any such notice are to be converted, the holder shall be entitled to receive, at the expense of the Corporation, a new certificate representing the Preferred Shares comprised in the certificate or certificates surrendered as aforesaid which are not to be converted.

                  On any conversion of Preferred Shares, the share certificates for Common Shares of the Corporation resulting therefrom shall be issued in the name of the registered holder of the Preferred Shares converted or in such name or names as such registered holder may direct in writing (either in the notice referred to above or otherwise), provided that such registered holder shall pay any applicable security transfer taxes; in any such case the transfer form on the back of the certificate in question shall be endorsed by the registered holder of the Preferred Shares or his duly authorized

                                                                              1D

                  attorney, with signature guaranteed in a manner satisfactory to the Corporation.

         5.3      Effective Date of Conversion

                  Subject as hereinafter provided in this clause 5.3, the right of a holder of Preferred Shares to convert the same into Common Shares shall be deemed to have been exercised, and the registered holder of Preferred Shares to be converted (or any person or persons in whose name or names any such registered holder of Preferred Shares shall have directed certificates representing Common Shares to be issued as provided in clause 5.2) shall be deemed to have become a holder of record of Common Shares of the Corporation for all purposes on the date of surrender of certificates representing the Preferred Shares to be converted accompanied by notice in writing as provided in clause 5.2 hereof, notwithstanding any delay in the delivery of certificates representing the Common Shares into which such Preferred Shares have been converted.

         5.4      Adjustment of Conversion Basis

                  If and whenever at any time there is a capital reorganization of the Corporation or a reclassification by the Corporation of its Common Shares or a subdivision or consolidation by the Corporation of its outstanding Common Shares into a greater or lesser number of shares, as the case may be, or an amalgamation or merger of the Corporation with or into any other body corporation, trust partnership or other entity, or a sale or conveyance of the property and assets of the Corporation as an entity or substantially as an entity to any other body corporate, trust, partnership or other entity, or the issuance of any rights or the payment of any stock dividend (any such event is herein called an "Event"), any holder of Preferred Shares who has not exercised his right of conversion prior to the record date where one has been established, or otherwise, on the effective date of such Event (the record date or the effective date of such Event is herein called the "Relevant Date") shall be entitled to receive and shall accept, upon the exercise of such right at any time thereafter, in lieu of the number (the "Original Number") of Common Shares to which he was theretofore entitled upon conversion, the aggregate number of shares or other securities or property of the Corporation or of the body corporate, trust, partnership or other entity resulting from such Event, that such holder would have been entitled to receive as a result of such Event if, on the Relevant Date, he had been the registered holder of the Original Number of Common Shares; provided that no such Event shall be carried into effect unless, in the opinion of the directors, all necessary steps have been taken to ensure that the holders of the Preferred Shares shall thereafter be entitled to receive such number of shares or other securities or property of the Corporation or of the body corporate, trust, partnership or other entity resulting from such Event, as the case may be, subject to

                                                                              1E

                  adjustment thereafter in accordance with provisions, as nearly similar as may be, to those contained in this clause 5.4, as such holders would be entitled to receive pursuant to the foregoing provisions of this clause 5.4.

         5.5      Conversion Adjustment Rules

                  The following rules and procedures shall be applicable to conversion basis adjustments made pursuant to clause 5.4 hereof;

                  Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding but, for the purposes of this subclause 5.5(a), any Common Shares owned by a pension plan or share purchase plan or analogous plan for employees of the Corporation or its subsidiaries or affiliates shall not be considered to be owned by or held for the account of the Corporation;

                  the adjustment provided for in clause 5.4 hereof shall be made cumulatively and consecutively in respect of any Event contemplated by clause 5.4 as giving rise to any adjustment of the conversion basis;

                  if any question shall at any time arise with respect to adjustments in the conversion basis, such question shall be conclusively determined by the auditors of the Corporation and any such determination shall be binding upon the Corporation and any transfer agents and all shareholders of the Corporation; and

                  forthwith after any adjustment in the conversion basis pursuant to the foregoing clause 5.4 the Corporation shall give written notice to the registered holders of Preferred Shares of the conversion basis following such adjustment. Any such notice shall be sufficiently given if delivered or sent by registered mail, postage prepaid, to the holders of record of the Preferred Shares at the addresses last recorded by the Corporation in the register maintained by the Corporation. Any notice so mailed shall be deemed to have been given on the third business day after the date of the mailing.

         5.6      Entitlement to Dividends

                  A holder of any Preferred Share on the record date for any dividend declared payable on any such share shall be entitled to such dividend notwithstanding that any such share is converted after such record date and before the payment date of such dividend, and the registered holder of any Common Share resulting from any conversion shall be entitled to rank equally with the registered holders of all Common Shares in respect of all dividends declared payable to holders of Common Shares or record on any date after the date of conversion. Subject as aforesaid, no payment or adjustment will be made on account of any dividend, accrued or

                                                                              1F

                  otherwise, on the Preferred Shares converted or the Common Shares resulting from any conversion.

         5.7      Notice of Certain Events

                  If the Corporation intends to fix a date for any Common Share reorganization or for any capital reorganization or for any rights offering or for any special distribution, the Corporation shall, not less than 21 days prior to such record date, notify each registered holder of Preferred Shares of such intention by written notice to the extent that such particulars have been determined at the time of giving the notice. Any such notice shall be sufficiently given if delivered or sent by registered mail, postage prepaid, to the holders of record of the Preferred Shares at the addresses last recorded by the Corporation. Any notice so mailed shall be deemed to have been given on the third business day after the date of the mailing.

         5.8      Avoidance of Fractional Shares

                  In any case where a fraction of a Common Share would otherwise be issuable on conversion of one or more Preferred Shares, the Corporation shall adjust such fractional interest by the payment by cheque of an amount equal to the then current market value of such fractional interest computed on the basis of the last board lot sale price (or the average of the last bid and ask prices if there has not been board lot sale), on any stock exchange or quotation system on which such shares are listed or quoted as may be selected for such purpose by the directors next preceding the date of surrender of certificates representing the Preferred Shares to be converted. In the event that the Common Shares are not listed or quoted on any stock exchange or quotation system, the then current market value of such fractional interest shall be determined by the directors of the Corporation, which determination shall be conclusive and binding.

         5.9      Postponement of Issuance of Shares upon Conversion

                  In any case where the application of the foregoing provisions results in an increase of the conversion basis taking effect immediately after the record date for a specific Event, if any Preferred Shares are converted after the record date and prior to completion of the Event, the Corporation may postpone the issuance to the holder of the additional Common Shares to which he is entitled by reason of the increase of the conversion basis but such additional Common Shares shall be so issued and delivered to that holder upon completion of the Event and the Corporation shall, in the interim, deliver to the holder an appropriate instrument evidencing his right to receive such additional Common Shares.

         5.10     Automatic Conversion upon Shares going Public

                  Notwithstanding any other term hereof, in the event of an initial public offering by the Corporation or the commencement of the offering or trading of shares on a stock exchange, over-the-counter market or other market such as NASDAQ where the Common Shares are available on the open market, the holders of the Preferred Shares shall be deemed to convert all Preferred Shares into fully paid non-assessable Common Shares of the Corporation without any further act required by the holder, at the conversion rate in effect on the date of the conversion.



5. The amendment has been duly authorized as required by Sections 168 & 170 (as applicable) of the Business Corporations Act.

         La modification a ete dument autorisee conformement a l'article 168 et, s'il y a lieu, a l'article 170 de la Loi sur les compagnies.


6. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on

         Les actionnaires ou les administrateurs (le cas echeant) de la compagnie ont approuve la resolution autorisant la modification le


                   12               11                1996
--------------------------------------------------------------------------------
                               (Day, Month, Year)
                               (jour, mois, annee)

These articles are signed in duplicate.

Les presents status sont signes en double exemplaire.



                                        MEDIA SYNERGY INC.
                                        -------------------------------------
                                                (Name of Corporation)
                                        (Denomination social de la compagnie)

                                        By/Par:  /s/ Paul Chen
                                               ------------------------------
                                                     Office: President

For Ministry Use Only                            Ontario Corporation Number
A l'usage exclusif du ministere                  Numero de la societe en Ontario

                                                 1039951

            Ministry of                          Ministere de
            Consumer and                         la Consummation
            Commercial                           et du Commerce
Ontario     Relations

CERTIFICATE                                      CERTIFICAT
This is to certify that these                    Ceci certifie que les presents
articles are effective on                        statuts entrent en vigeur les

AUGUST 25                                        AOUT, 1997
--------------------------------------------------------------------------------
                              ARTICLES OF AMENDMENT
                             STATUTS DE MODIFICATION

1.       The name of the corporation is:

         Denomination sociale de la societe:


         MEDIA SYNERGY INC.

2.       The name of the corporation is changed to (if applicable):

         Novelle denomination sociale de la societe (s'il y a lieu):


3.       Date of incorporation/amalgamation:

         Date de la constitution ou de la fusion:

                                1993, August, 4th
--------------------------------------------------------------------------------
                                (Year, Month, Day
                               (annee, mois, jour)

4.       The articles of the corporation are amended as follows:

         Les statuts de la societe sont modifies de la facon suivante:


         To provide that the existing Six Million One Hundred Twenty Thousand (6,120,000) Common Shares of the Corporation and the existing Two Million Eight Hundred and Eighty Thousand (2,880,000) Class A Preference Shares of the Corporation be divided on a basis of Three (3) Common Shares to One (1) Common Share and Three (3) Class A Preference Shares to One (1) Class A Preference Share.

5. The amendment has been duly authorized as required by Sections 168 & 170 (as applicable) of the Business Corporations Act.

         La modification a ete dument autorisee conformement a l'article 168 et 170 (selon le cas) de la Loi sur les socie tes par actions.


6. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on

         Les actionnaires ou les administrateurs (selon le cas) de la socie te ont approuve la resolution autorisant la modification le

                                1997, July, 30th
--------------------------------------------------------------------------------
                               (Year, Month, Day)
                               (annee, mois, jour)

These articles are signed in duplicate.

Les presents status sont signes en double exemplaire.



                                 MEDIA SYNERGY INC.
                                 -------------------------------------
                                          (Name of Corporation)
                                  (Denomination sociale de la societe)

                                 By/Par: /s/ Wilson Lee
                                         ---------------------------
                                         (Signature)    (Description of Office)
                                         (Signature)    (Fonction)

                                 WILSON LEE, Secretary

For Ministry Use Only                            Ontario Corporation Number
A l'usage exclusif du ministere                  Numero de la societe en Ontario

                                                 1039951

            Ministry of                          Ministere de
            Consumer and                         la Consummation
            Commercial                           et du Commerce
Ontario     Relations

CERTIFICATE                                      CERTIFICAT
This is to certify that these                    Ceci certifie que les presents
articles are effective on                        statuts entrent en vigeur les

NOVEMBER 20                                      NOVEMBRE, 1998
--------------------------------------------------------------------------------
                              ARTICLES OF AMENDMENT
                             STATUTS DE MODIFICATION

1.       The name of the corporation is:

         Denomination sociale actuelle de la societe:




         MEDIA SYNERGY INC.

2.       The name of the corporation is changed to (if applicable):

         Novelle denomination sociale de la societe (s'il y a lieu):

3.       Date of incorporation/amalgamation:

         Date de la constitution ou de la fusion:



                                   1993 Aug 4
--------------------------------------------------------------------------------
                               (Year, Month, Day)
                               (annee, mois, jour)

4.       The articles of the corporation are amended as follows:

         Les statuts de la societe sont modifies de la facon suivante:


         See pages 1A to 1J attached hereto.

                                                                              1A


The Articles of the Corporation are amended as follows:

The maximum number of allowable directors be increased from five (5) to ten
(10).

The issued and outstanding 8,640,000 Class A Preference Shares of the Corporation are exchanged for 8,640,000 Class B Preferred Shares described below in these articles, and all issued and outstanding Class A Preference Shares, and the authorized class of Class A Preference Shares, are hereby cancelled upon the issuance and exchange for the Class B Preferred Shares.

To increase and amend the authorized capital of the Corporation by the creation of an unlimited number of Class A Preferred Shares and an unlimited number of Class B Preferred Shares, having the following rights, privileges, restrictions and conditions attaching thereto:

                                   ARTICLE 1
                                 INTERPRETATION

1.1      DEFINED TERMS

         In these Preferred Share Conditions, the following words and phrases shall have the following meanings:

         "ACT" means the Business Corporations Act (Ontario);

         "BUSINESS DAY" means a day other than a Saturday, a Sunday or any other day that is treated as a holiday in the municipality where the Corporation's registered office in Canada is situated;

         "COMMON SHARES" means common shares in the capital of the Corporation and shares of any other class resulting from any reclassification or change of such shares;

         "DIVIDEND PAYMENT DATE" shall mean the first day of February, May, August and November in each calendar year;

         "IPO" means the successful completion of an offering of treasury securities of the Corporation to the public led by an underwriter chosen solely by the board of directors of the Corporation pursuant to a prospectus filed with applicable securities regulatory authorities including the Ontario Securities Commission and/or the Securities & Exchange Commission of the United States and a listing on NASDAQ National Market, The Toronto Stock Exchange, the New York Stock Exchange or on some other exchange or market acceptable to the holder, with net proceeds from the sale of such treasury securities and secondary securities of at least Twenty Million Dollars (Cdn) with a pre-money valuation of not less than Thirty-Five Million Dollars (Cdn).

                                                                              1B

         "IPO UNDERWRITER" means the underwriter who led the IPO;

         "REDEMPTION AMOUNT" of each Class A Preferred Share means the sum of $10.00;

         "CLASS A CONVERSION RATE" means the number obtained by dividing the Redemption Amount by the issue price of the Corporation's treasury securities under the IPO; and

         "CLASS B CONVERSION BASIS" at any time shall mean the number of Common Shares of the Corporation into which at such time one Class B Preferred Share shall be convertible in accordance with the provisions of section
         4.5 of these Preferred Share Conditions.

1.2      REFERENCE TO STATUTES

         Any reference in these Preferred Share Conditions to any statute shall be deemed to be a reference to such statute as amended or re-enacted from time to time.

1.3      CANADIAN FUNDS

         All amounts payable pursuant hereto shall be payable in lawful money of Canada.

1.4      NON-BUSINESS DAY

         If any day on which or by which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken on the next succeeding day that is a Business Day.

1.5      HEREIN, HERETO, ETC.

         The words "herein", "hereto", "hereof" and similar words refer, unless the context clearly indicates the contrary, to the whole of these Preferred Share Conditions and not to any particular section, clause or paragraph thereof.

1.6      NUMBER AND GENDER

         Words importing the singular number only shall include the plural and vice versa, words importing the use of any gender shall include all genders and words importing persons shall include individuals, firms and corporations and vice versa.

                                                                              1C

                                   ARTICLE 2
                            CLASS A PREFERRED SHARES

2.1      NAME

         The first class of preferred shares having the rights, privileges, restrictions and conditions set forth in this Article 2 shall be designated as Class A Preferred Shares (the "Class A Preferred Shares").

2.2      VOTING RIGHTS

         Subject to the Act, the holders of the Class A Preferred Shares shall not, as such, be entitled to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting, but shall be entitled to receive notice of and to attend, but not to vote at, any meeting of the shareholders called for the purpose of authorizing the dissolution of the Corporation or the sale, lease or exchange of all or substantially all the property of the Corporation other than in the ordinary course of business.

2.3      DIVIDENDS

         The holders of the Class A Preferred Shares shall not be entitled to any dividends.

2.4      REDEMPTION AT OPTION OF CORPORATION

         Subject to the Act, the Corporation may at any time or from time to time redeem the whole or any part of the issued Class A Preferred Shares on payment for each share to be redeemed of the redemption amount. Unless all the holders of the Class A Preferred Shares to be redeemed shall have waived notice of such redemption, the Corporation shall give not less than 30 days' notice in writing of such redemption, specifying the date and place of redemption.

2.5      MANDATORY REDEMPTION BY THE CORPORATION

         (1) General. Subject to the Act, the Corporation shall redeem, at the option of the registered holder of Class A Preferred Shares the whole of the Class A Preferred Shares held by such holder at the earlier of November 19, 2003 or at the time of completion of an IPO (the "Redemption Date").

         (2) Redemption Procedure. The Corporation shall have 120 days from the Redemption Date to redeem the Class A Preferred Shares by paying to such registered holder an amount equal to the Redemption Amount. Such payment shall be made in cash or certified cheque or in such other manner acceptable to each registered holder its sole discretion.

         (3) Failure to Redeem. If the Corporation fails to redeem in full the Class A Preferred Shares within 120 days of the Redemption Date, any amount then outstanding shall be converted into debenture(s) (the "Debenture(s)").

                                                                              1D

                  The Debenture(s) shall bear interest at the Prime Rate plus four percent (4%) (where Prime Rate means the rate posted from time to time by the Bank of Montreal for its Canadian Dollar loans), payable semi-annually. The Debenture(s) will be repayable in four equal semi-annual installments, with the first payment being due 120 days from the Redemption Date, and the remaining three payments at six month intervals thereafter. In the event the Corporation fails to make a semi-annual payment of principal, the holders of the Debenture(s) shall have the right to jointly appoint a majority of the board of directors of the Corporation, which right shall continue until the Debenture(s) have been repaid in full.

         (4) Conversion in Lieu of Redemption. If in the opinion of the IPO Underwriter, the redemption required by subsection (a) above at the time of completion of such IPO would not be in the best interests of the Corporation, then the Class A Preferred Shares shall be converted into that number of Common Shares determined by multiplying the number of Class A Preferred Shares by the Class A Conversion Rate, which Common Shares shall have been qualified by such IPO.

2.6      DISTRIBUTION RIGHTS

         In the event of the liquidation, dissolution or winding up or the sale, consolidation, merger or reorganization of the Corporation, whether voluntary or involuntary, the holders of the Class A Preferred Shares shall be entitled to receive, before and in priority to any distribution of any part of the assets of the Corporation among the holders of the Common Shares or the Class B Preferred Shares, an amount equal to the Redemption Amount for such shares and no more.

2.7      AMENDMENT TO CLASS A PREFERRED SHARE PROVISIONS

         The designation, rights, privileges, restrictions and conditions of the Class A Preferred Shares may not be amended without the affirmative vote of holders of all of the Class A Preferred Shares then outstanding.

                                   ARTICLE 3
                            CLASS B PREFERRED SHARES

3.1      NAME

         The class of preferred shares having the rights, privileges, restrictions and conditions set forth in this Article 3 shall be designated as Class B Preferred Shares (the "Class B Preferred Shares").

                                                                              1E

3.2      VOTING RIGHTS

         The holders of the Class B Preferred Shares shall be entitled to receive notice of and to attend and vote at all meetings of the shareholders of the Corporation (except where the holders of a specified class of shares are entitled to vote separately as a class as provided in the Act), and each Class B Preferred Share shall confer the right to one vote in person or by proxy at all meetings of shareholders of the Corporation.

3.3      DIVIDENDS

         The holders of the Class B Preferred Shares, in priority to any other class or type of shares, shall be entitled to receive as and when declared by the board of directors of the Corporation out of monies of the Corporation properly applicable to the payment of dividends, fixed, preferential, cumulative, cash dividends at the rate of 5% per annum on an amount equal to the stated capital of the Class B Preferred Shares as recorded in the stated capital account maintained for the Class B Preferred Shares payable on dates to be fixed from time to time by the directors; such dividends shall accrue and be cumulative from the respective dates of issue of the Class B Preferred Shares; if on any Dividend Payment Date the Corporation shall not have paid the said dividends in full on all Class B Preferred Shares then issued and outstanding, such dividends on the unpaid part thereof shall be paid on a subsequent date or dates in priority to dividends on any other class or type of shares; no dividend shall be declared or paid or set apart in respect of any other class or type of shares until such dividends or the unpaid part thereof on all Class B Preferred Shares then issued and outstanding shall have been declared and paid or provided for at the date of such declaration or payment or setting apart.

3.4      DISTRIBUTION RIGHTS

         In the event of liquidation, dissolution, winding-up, or the sale, consolidation, merger or reorganization of the Corporation, whether voluntary or involuntary, the holders of the Class B Preferred Shares shall be entitled to receive, in priority to and before any distribution of any part of the assets of the Corporation among the holders of Common Shares, for each Class B Preferred Share, an amount per Class B Preferred Share equal to the stated capital per share of the Class B Preferred Shares as recorded in the stated capital account maintained for the Class B Preferred Shares together with any unpaid cumulative dividends, whether or not declared, which shall have accrued thereon and which, for such purposes, shall be treated as accruing up to the date of such liquidation, dissolution, winding-up, sale, consolidation, merger or reorganization, to the extent that such unpaid dividends are not reflected in the stated capital account maintained for the Class B Preferred Shares, and no more.

                                                                              1F

3.5      CONVERSION PRIVILEGE

         (1) Right of Conversion. Holders of Class B Preferred Shares shall have the right at any time from and after the date of issuance of such shares (the "Conversion Period"), subject as hereinafter provided, to convert any or all of their Class B Preferred Shares into Common Shares on the following original Class B Conversion Basis, namely one Common Share for each Class B Preferred Shares converted, until such time as the original Class B Conversion Basis shall be adjusted as hereinafter provided and thereafter on the adjusted Class B Conversion Basis.

         (2) Conversion Procedure. The conversion privilege herein provided for may be exercised by notice in writing given to the transfer agent for the Class B Preferred Shares in any office for the transfer of the Class B Preferred Shares or to the Corporation at its registered office in the City of Toronto accompanied by the certificate or certificates representing Class B Preferred Shares in respect of which the holder thereof desires to exercise such right of conversion. Such notice shall be signed by such holder or by his duly authorized attorney or agent and shall specify the number of Class B Preferred Shares which the holder desires to have converted. The transfer form on the certificate or certificates in question need not be endorsed, except in the circumstances hereinafter contemplated. If less than all the Class B Preferred Shares represented by a certificate or certificates accompanying any such notice are to be converted, the holder shall be entitled to receive, at the expense of the Corporation, a new certificate representing the Class B Preferred Shares comprised in the certificate or certificates surrendered as aforesaid which are not to be converted.

                  On any conversion of Class B Preferred Shares, the share certificates for Common Shares of the Corporation resulting therefrom shall be issued in the name of the registered holder of the Class B Preferred Shares converted or in such name or names as such registered holder may direct in writing (either in the notice referred to above or otherwise), provided that such registered holder shall pay any applicable security transfer taxes; in any such case the transfer form on the back of the certificate in question shall be endorsed by the registered holder of the Class B Preferred Shares or his duly authorized attorney, with signature guaranteed in a manner satisfactory to the Corporation.

                                                                              1G

         (3) Effective Date of Conversion. Subject as hereinafter provided in this clause 3.5(3), the right of a holder of Class B Preferred Shares to convert the same into Common Shares shall be deemed to have been exercised, and the registered holder of Class B Preferred Shares to be converted (or any person or persons in whose name or names any such registered holder of Class B Preferred Shares shall have directed certificates representing Common Shares to be issued as provided in clause 3.5(2)) shall be deemed to have become a holder of record of Common Shares of the Corporation for all purposes on the date of surrender of certificates representing the Class B Preferred Shares to be converted accompanied by notice in writing as provided in clause 3.5(2) hereof, notwithstanding any delay in the delivery of certificates representing the Common Shares into which such Class B Preferred Shares have been converted.

         (4) Adjustment of Class B Conversion Basis. If and whenever at any time there is a capital reorganization of the Corporation or a reclassification by the Corporation of its Common Shares or a subdivision or consolidation by the Corporation of its outstanding Common Shares into a greater or lesser number of shares, as the case may be, or an amalgamation or merger of the Corporation with or into any other body corporation, trust partnership or other entity, or a sale or conveyance of the property and assets of the Corporation as an entity or substantially as an entity to any other body corporate, trust, partnership or other entity, or the issuance of any rights or the payment of any stock dividend (any such event is herein called an "event"), any holder of Class B Preferred Shares who has not exercised his right of conversion prior to the record date where one has been established, or otherwise, on the effective date of such Event (the record date or the effective date of such Event is herein called the "Relevant Date") shall be entitled to receive and shall accept, upon the exercise of such right at any time thereafter, in lieu of the number (the "Original Number") of Common Shares to which he was theretofore entitled upon conversion, the aggregate number of shares or other securities or property of the Corporation or of the body corporate, trust, partnership or other entity resulting from such Event, that such holder would have been entitled to receive as a result of such Event if, on the Relevant Date, he had been the registered holder of the Original Number of Common Shares; provided that no such Event shall be carried into effect unless, in the opinion of the directors, all necessary steps have been taken to ensure that the holders of the Class B Preferred Shares shall thereafter be entitled to receive such number of shares or other securities or property of the Corporation or of the body corporate, trust, partnership or other entity resulting from such Event, as the case may be, subject to adjustment thereafter in accordance with provisions, as nearly similar as may be, to those contained in this clause 3.5(4), as such holders would be

                                                                              1H

                  entitled to receive pursuant to the foregoing provisions of this clause 3.5(4).

         (5) Conversion Adjustment Rules. The following rules and procedures shall be applicable to Class B Conversion Basis adjustments made pursuant to clause 3.5(4):

                  (i) Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding but, for the purposes of this subclause 3.5(5)(i), any Common Shares owned by a pension plan or share purchase plan or analogous plan for employees of the Corporation or its subsidiaries or affiliates shall not be considered to be owned by or held for the account of the Corporation;

                  (ii) the adjustment provided for in clause 3.5(4) hereof shall be made cumulatively and consecutively in respect of any Event contemplated by clause 3.5(4) as giving rise to any adjustment of the Class B Conversion Basis;

                  (iii) if any question shall at any time arise with respect to adjustments in the Class B Conversion Basis, such question shall be conclusively determined by the auditors of the Corporation and any such determination shall be binding upon the Corporation and any transfer agents and all shareholders of the Corporation; and

                  (iv) forthwith after any adjustment in the Class B Conversion Basis pursuant to the foregoing clause 3.5(4) the Corporation shall give written notice to the registered holders of Class B Preferred Shares of the Class B Conversion Basis following such adjustment. Any such notice shall be sufficiently given if delivered or sent by registered mail, postage prepaid, to the holders of record of the Class B Preferred Shares at the addresses last recorded by the Corporation in the register maintained by the Corporation. Any notice so mailed shall be deemed to have been given on the third business day after the date of the mailing.

         (6) Entitlement to Dividends. A holder of any Class B Preferred Share on the record date for any dividend declared payable on any such share shall be entitled to such dividend notwithstanding that any such share is converted after such record date and before the payment date of such dividend, and the registered holder of any Common Share resulting from any conversion shall be entitled to rank equally with the registered holders of all Common Shares in respect of all dividends declared payable to holders of Common Shares or record on any date after the date of conversion. Subject as aforesaid, no payment or adjustment will be made on account of any

                                                                              1I

                  dividend, accrued or otherwise, on the Class B Preferred Shares converted or the Common Shares resulting from any conversion.

         (7) Notice of Certain Events. If the Corporation intends to fix a date for any Common Share reorganization or for any capital reorganization or for any rights offering or for any special distribution, the Corporation shall, not less than 21 days prior to such record date, notify each registered holder of Class B Preferred Shares of such intention by written notice to the extent that such particulars have been determined at the time of giving the notice. Any such notice shall be sufficiently given if delivered or sent by registered mail, postage prepaid, to the holders of record of the Class B Preferred Shares at the addresses last recorded by the Corporation. Any notice so mailed shall be deemed to have been given on the third business day after the date of the mailing.

         (8) Avoidance of Fractional Shares. In any case where a fraction of a Common Share would otherwise be issuable on conversion of one or more Class B Preferred Shares, the Corporation shall adjust such fractional interest by the payment by cheque of an amount equal to the then current market value of such fractional interest computed on the basis of the last board lot sale price (or the average of the last bid and ask prices if there has not been board lot sale), on any stock exchange or quotation system on which such shares are listed or quoted as may be selected for such purpose by the directors next preceding the date of surrender of certificates representing the Class B Preferred Shares to be converted. In the event that the Common Shares are not listed or quoted on any stock exchange or quotation system, the then current market value of such fractional interest shall be determined by the directors of the Corporation, which determination shall be conclusive and binding.

         (9) Postponement of Issuance of Shares upon Conversion. In any case where the application of the foregoing provisions results in an increase of the Class B Conversion Basis taking effect immediately after the record date for a specific Event, if any Class B Preferred Shares are converted after the record date and prior to completion of the Event, the Corporation may postpone the issuance to the holder of the additional Common Shares to which he is entitled by reason of the increase of the Class B Conversion Basis but such additional Common Shares shall be so issued and delivered to that holder upon completion of the Event and the Corporation shall, in the interim, deliver to the holder an appropriate instrument evidencing his right to receive such additional Common Shares.

         (10) Automatic Conversion upon Shares going Public. Notwithstanding any other term hereof, in the event of an IPO the holders of the Class B Preferred Shares shall be deemed to convert all Class B Preferred Shares into fully paid non-assessable Common Shares of the Corporation without

                                                                              1J

                  any further act required by the holder, at the Class B Conversion Basis in effect on the date of the conversion.

3.6      AMENDMENT TO CLASS A PREFERRED SHARE PROVISIONS

         The designation, rights, privileges, restrictions and conditions of the Class B Preferred Shares may not be amended without the affirmative vote of holders of all of the Class B Preferred Shares then outstanding.

5. The amendment has been duly authorized as required by Sections 168 & 170 (as applicable) of the Business Corporations Act.

         La modification a ete dument autorisee conformement a l'articles 168 et 170 (selon le cas) de la Loi sur les socie tes par actions.

6. The resolution authorizing the amendment was approved by the shareholders (as applicable) of the corporation on

         Les actionnaires (selon le cas) de la socie te ont approuve la resolution autorisant la modification le

                                  1998, 11, 20
--------------------------------------------------------------------------------
                               (Year, Month, Day)
                               (annee, mois, jour)

These articles are signed in duplicate.

Les presents status sont signes en double exemplaire.

                                  MEDIA SYNERGY INC.
                                  ---------------------------------------------
                                        (Name of Corporation)
                                  (Denomination sociale de la societe)

                                  By/Par: /s/ Wilson Lee          CFO
                                         --------------------------------------
                                          (Signature)   (Description of Office)
                                          (Signature)          (Fonction)

For Ministry Use Only                            Ontario Corporation Number
A l'usage exclusif du ministere                  Numero de la societe en Ontario

                                                 1039951

            Ministry of                          Ministere de
            Consumer and                         la Consummation
            Commercial                           et du Commerce
Ontario     Relations

CERTIFICATE                                      CERTIFICAT
This is to certify that these                    Ceci certifie que les presents
articles are effective on                        statuts entrent en vigeur les

SEPTEMBER 15                                     SEPTEMBRE, 1999
--------------------------------------------------------------------------------
                              ARTICLES OF AMENDMENT
                             STATUTS DE MODIFICATION

1.       The name of the corporation is:

         Denomination sociale actuelle de la societe:

         MEDIA SYNERGY INC.

2.       The name of the corporation is changed to (if applicable):

         Novelle denomination sociale de la societe (s'il y a lieu):

3.       Date of incorporation/amalgamation:

         Date de la constitution ou de la fusion:

                                   1993 Aug 4
--------------------------------------------------------------------------------
                               (Year, Month, Day)
                              (annee, mois, jour)

4.       The articles of the corporation are amended as follows:

         Les statuts de la societe sont modifies de la facon suivante:

         To increase and amend the authorized capital of the Corporation by the creation of an unlimited number of Class C Preferred Shares, having the rights, privileges, restrictions and conditions set out in the attached pages 1A through to 1K.

                                                                              1A

                                    ARTICLE 1
                            CLASS C PREFERRED SHARES

1.1      NAME

         The class of preferred shares having the rights, privileges, restrictions and conditions set forth in this Article 1 shall be designated as Class C Preferred Shares (the "Class C Preferred Shares").

1.2      VOTING RIGHTS

         The holders of the Class C Preferred Shares shall be entitled to receive notice of and to amend and vote at all meetings of the shareholders of the Corporation (except where the holders of a specified class of shares are entitled to vote separately as a class as provided in the Act), and each Class C Preferred Share shall confer the right to one vote in person or by proxy at all meetings of shareholders of the Corporation.

1.3      DIVIDENDS

         The holders of Class C Preferred Shares, shall rank equally with the holders of Common Shares and Class B Shares in respect of the declaration and payment of dividends and shall be entitled to receive, and the Corporation shall pay thereon, if, as and when declared by the directors of the Corporation, out of monies of the Corporation properly applicable to the payment of dividends, dividends in such amount as the directors may, in their discretion, declare from time to time. If, in any year, the directors of the Corporation in their discretion shall not have declared and paid or set apart for payment dividends on the Common Shares and Class C Preferred Shares, then no dividends shall be paid or payable to the holders of Class C Preferred Shares for such period.

1.4      DISTRIBUTION RIGHTS

         In the event of liquidation, dissolution, winding-up, or the sale, consolidation, merger or reorganization of the Corporation, whether voluntary or involuntary, the holders of the Class C Preferred Shares shall be entitled to receive, in priority to and before any distribution of any part of the assets of the Corporation among the holders of Common Shares, the Class A Shares or the Class B Shares, an amount per Class C Preferred Share equal to the stated capital per share of the Class C Preferred Shares as recorded in the stated capital account maintained for the Class C Preferred Shares together with any declared but unpaid dividends, to the extent that such unpaid dividends are not reflected in the stated capital account maintained for the Class C Preferred Shares, and no more.

1.5      CONVERSION PRIVILEGE

         (1) Right of Conversion. Holders of Class C Preferred Shares shall have the right at any time from and after the date of issuance of such shares (the "Conversion Period"), subject as hereinafter provided, to convert any or all of their Class C Preferred Shares into Common Shares on the following Class C Conversion

                                                                              1B

                  Basis, namely for each Class C Preferred Share converted, that number of Common Shares equal to 1 multiplied by a fraction, the denominator of which will be $0.3972 US and the numerator of which will be the Conversion Price in effect at the time of such conversion.

         (2) Conversion Procedure. The conversion privilege herein provided for may be exercised by notice in writing given to the transfer agent for the Class C Preferred Shares in any office for the transfer of the Class C Preferred Shares or to the Corporation at its registered office in the City of Toronto accompanied by the certificate or certificates representing Class C Preferred Shares in respect of which the holder thereof desires to exercise such right of conversion. Such notice shall be signed by such holder or by his duly authorized attorney or agent and shall specify the number of Class C Preferred Shares which the holder desires to have converted. The transfer form on the certificate or certificates in question need not be endorsed, except in the circumstances hereinafter contemplated. If less than all the Class C Preferred Shares represented by a certificate or certificates accompanying any such notice are to be converted, the holder shall be entitled to receive, at the expense of the Corporation, a new certificate representing the Class C Preferred Shares comprised in the certificate or certificates surrendered as aforesaid which are not to be converted.


                  On any conversion of Class C Preferred Shares, the share certificates for Common Shares of the Corporation resulting therefrom shall be issued in the name of the registered holder of the Class C Preferred Shares converted or in such name or names as such registered holder may direct in writing (either in the notice referred to above or otherwise), provided that such registered holder shall pay any applicable security transfer taxes; in any such case the transfer form on the back of the certificate in question shall be endorsed by the registered holder of the Class C Preferred Shares or his duly authorized attorney, with signature guaranteed in a manner satisfactory to the Corporation.

         (3) Effective Date of Conversion. Subject as hereinafter provided in this clause 1.5(3), the right of a holder of Class C Preferred Shares to convert the same into Common Shares shall be deemed to have been exercised, and the registered holder of Class C Preferred Shares to be converted (or any person or persons in whose name or names any such registered holder of Class C Preferred Shares shall have directed certificates representing Common Shares to be issued as provided in clause 1.5(2)) shall be deemed to have become a holder of record of Common Shares of the Corporation for all purposes on the date of surrender of certificates representing the Class C Preferred Shares to be converted accompanied by notice in writing as provided in clause 1.5(2) hereof, notwithstanding any delay in the delivery of certificates representing the Common Shares into which such Class C Preferred Shares have been converted.

         (4)      Issue of Additional Shares.

                  (i) Conversion Price Adjustment. For purposes of determining the Class C Conversion Basis pursuant to these Class C Preferred Shares Conditions, the Class C Shares shall be deemed to have a "Conversion Price" of

                                                                              1C

                           $0.3972 US per share of Class C Preferred Shares. In order to prevent dilution of the conversion rights granted under this subdivision, the Conversion Price will be subject to adjustment from time to time pursuant to this clause 1.5(4).

                  (ii) Conversion Price Adjustment Calculation. If and whenever, on or after the original date of issuance of the Class C Preferred Shares, the Corporation issues or sells, or is deemed to have issued or sold, any of its Common Shares for consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then immediately after such issue or sale the Conversion Price of Class C Preferred Shares will be reduced to the price determined by multiplying the Conversion Price by a fraction, the numerator of which will be
                           (a) the number of Common Shares outstanding immediately prior to such issue or sale (assuming the exercise or conversion of all Options (as defined below) and Convertible Securities (as defined below) that are then exercisable or convertible, including, without limitation, all Options outstanding under any employee share ownership plan and all outstanding Class C Preferred Shares), plus (b) the number of Common Shares that the aggregate consideration received by the Corporation for the total number of additional Common Shares so issued or sold would purchase at such Conversion Price, and the denominator of which will be the number of Common Shares outstanding immediately prior to such issue or sale (assuming the exercise or conversion of all Options and Convertible Securities that are then exercisable or convertible, including, without limitation, all Options outstanding under any employee stock ownership plan and all outstanding Class C Preferred Shares) plus the number of additional Common Shares actually issued.

                           It is the intention of the Corporation that the Conversion Price shall apply only in respect of transactions in which the Corporation raises additional equity financing. Accordingly, notwithstanding the foregoing, the Conversion Price will not be adjusted by reason of the issuance of Common Shares if such issuance is (i) upon conversion of any presently outstanding shares or exercise of presently outstanding warrants or other rights to acquire shares (including the options granted to CNET, Inc., pursuant to the Option Agreement dated September 15, 1999), (ii) as a dividend or distribution on the Class C Preferred or Common Shares, (iii) pursuant to any employee stock ownership plan or agreement that is approved from time to time by the Board of Directors or (iv) in connection with an acquisition transaction, building or equipment lease transaction, strategic alliance or partnering arrangement that is approved by the Board of Directors.

         (5) Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under clause 1.5(4), the following will be applicable:

                  (i) Deemed Issuance of Underlying Common Shares on Grant of Options. If the Corporation in any manner issues or grants any additional options,

                                                                              1D

                           warrants or similar rights to purchase or acquire Common Shares ("Options") or additional securities convertible or exchangeable, with or without consideration, into or for Common Shares ("Convertible Securities") and the price per share for which Common Shares are issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Conversion Price in effect immediately prior to the granting of such Options, then the total maximum number of Common Shares issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options will be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For purposes of this paragraph, the "price per share for which Common Shares are issuable" will be determined by dividing (a) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus, in the case of such Options that relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance of sale or such Convertible Securities and the conversion or exchange thereof, by (b) the total maximum number of Common Shares issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price will be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Shares are actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                                                                              1E


                  (ii) Deemed Issuance of Underlying Common Shares Upon Issuance of Convertible Securities. If the Corporation in any manner issues or sells any additional Convertible Securities and the price per share for which Common Shares are issuable upon such conversion or exchange is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of Common Shares issuable upon conversion or exchange of such Convertible Securities will be deemed to be outstanding and to have been issued and sold by the Corporation for such, price per share. For the purposes of this paragraph, the "price per share for which Common Shares are issuable" will be determined by dividing (a) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (b) the total maximum number of shares of Common Shares issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price will be made when Common Shares are actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this clause 1.5(5), no further adjustment of the Conversion Price will be made by reason of such issue or sale.

                  (iii) Changes in Pricing of Previously Issued Options or Convertible Securities. If the purchase price provided for in any Options, or the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Shares changes at any time, the Conversion Price in effect at the time of such change will be readjusted to the Conversion Price that would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

                  (iv) Reverse Adjustment on Expiry of Unexercised Options or Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect hereunder will be adjusted to the Conversion Price that would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                                                                              1F

                  (v) Non-Cash Consideration. If the Corporation issues or sells, or is deemed to have issued or sold, for cash any additional Common Shares, Option or Convertible Security, the consideration received therefor will be deemed to be the net amount received by the Corporation therefor.

                  (vi) Deemed Price of Options Not Otherwise Priced. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option will be deemed to have been issued for a consideration of $0.01.

                  (vii) Shares Held by Corporation. The number of Common Shares outstanding at any given time does not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held will be considered an issue or sale of Common Shares by the Corporation.

                  (viii) Record Date. If the Corporation takes a record of the holders of Common Shares for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Shares, Options or Convertible Securities or (b) to subscribe for or purchase Common Shares, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Common Shares deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

         (6) Adjustment of Class C Conversion Basis. If and whenever at any time there is a capital reorganization of the Corporation or a reclassification by the Corporation of its Common Shares or a subdivision or consolidation by the Corporation of its outstanding Common Shares into a greater or lesser number of shares, as the case may be, or an amalgamation or merger of the Corporation with or into any other body corporation, trust partnership or other entity, or a sale or conveyance of the property and assets of the Corporation as an entity or substantially as an entity to any other body corporate, trust, partnership or other entity, or the issuance of any rights or the payment of any stock dividend (any such event is herein called an "event"), any holder of Class C Preferred Shares who has not exercised his right of conversion prior to the record date where one has been established, or otherwise, on the effective date of such Event (the record date or the effective date of such Event is herein called the "Relevant Date") shall be entitled to receive and shall accept, upon the exercise of such right at any time thereafter, in lieu of the number (the "Original Number") of Common Shares to which he was theretofore entitled upon conversion, the aggregate number of shares or other securities or property of the Corporation or of the body corporate, trust, partnership or other entity resulting from such Event, that such holder would have been entitled to receive as a result of such Event if, on the Relevant Date, he had been the registered holder of the Original Number of Common Shares; provided that no such Event shall be carried into effect unless, in the opinion of

                                                                              1G

                  the directors, all necessary steps have been taken to ensure that the holders of the Class C Preferred Shares shall thereafter be entitled to receive such number of shares or other securities or property of the Corporation or of the body corporate, trust, partnership or other entity resulting from such Event, as the case may be, subject to adjustment thereafter in accordance with provisions, as nearly similar as may be, to those contained in this clause 1.5(6), as such holders would be entitled to receive pursuant to the foregoing provisions of this clause 1.5(6).

         (7) Conversion Adjustment Rules. The following rules and procedures shall be applicable to Class C Conversion Basis adjustments made pursuant to clause 1.5(6):

                  (i) Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding but, for the purposes of this subclause 1.5(7)(i), any Common Shares owned by a pension plan or share purchase plan or analogous plan for employees of the Corporation or its subsidiaries or affiliates shall not be considered to be owned by or held for the account of the Corporation;

                  (ii) the adjustment provided for in clause 1.5(6) hereof shall be made cumulatively and consecutively in respect of any Event contemplated by clause 1.5(6) as giving rise to any adjustment of the Class C Conversion Basis

                  (iii) if any question shall at any time arise with respect to adjustments in the Class C Conversion Basis, such question shall be conclusively determined by the auditors of the Corporation and any such determination shall be binding upon the Corporation and any transfer agents and all shareholders of the Corporation; and

                  (iv) forthwith after any adjustment in the Class C Conversion Basis pursuant to the foregoing clause 1.5(6) the Corporation shall give written notice to the registered holders of Class C Preferred Shares of the Class C Conversion Basis following such adjustment. Any such notice shall be sufficiently given if delivered or sent by registered mail, postage prepaid, to the holders of record of the Class C Preferred Shares at the addresses last recorded by the Corporation in the register maintained by the Corporation. Any notice so mailed shall be deemed to have been given on the third business day after the date of the mailing.

         (8) Entitlement to Dividends. A holder of any Class C Preferred Share on the record date for any dividend declared payable on any such share shall be entitled to such dividend notwithstanding that any such share is converted after such record date and before the payment date of such dividend, and the registered holder of any Common Share resulting from any conversion shall be entitled to rank equally with the registered holders of all Common Shares in respect of all dividends declared payable to holders of Common Shares or record on any date after the date of conversion. Subject as aforesaid, no payment or adjustment will be made

                                                                              1H

                  on account of any dividend, accrued or otherwise, on the Class C Preferred Shares converted or the Common Shares resulting from any conversion.

         (9) Notice of Certain Events. If the Corporation intends to fix a date for any Common Share reorganization or for any capital reorganization or for any rights offering or for any special distribution, the Corporation shall, not less than 21 days prior to such record date, notify each registered holder of Class C Preferred Shares of such intention by written notice to the extent that such particulars have been determined at the time of giving the notice. Any such notice shall be sufficiently given if delivered or sent by registered mail, postage prepaid, to the holders of record of the Class C Preferred Shares at the addresses last recorded by the Corporation. Any notice so mailed shall be deemed to have been given on the third business day after the date of the mailing.

         (10) Avoidance of Fractional Shares. In any case where a fraction of a Common Share would otherwise be issuable on conversion of one or more Class C Preferred Shares, the Corporation shall adjust such fractional interest by the payment by cheque of an amount equal to the then current market value of such fractional interest computed on the basis of the last board lot sale price (or the average of the last bid and ask prices if there has not been board lot sale), on any stock exchange or quotation system on which such shares are listed or quoted as may be selected for such purpose by the directors next preceding the date of surrender of certificates representing the Class C Preferred Shares to be converted. In the event that the Common Shares are not listed or quoted on any stock exchange or quotation system, the then current market value of such fractional interest shall be determined by the directors of the Corporation, which determination shall be conclusive and binding.

         (11) Postponement of Issuance of Shares upon Conversion. In any case where the application of the foregoing provisions results in an increase of the Class C Conversion Basis taking effect immediately after the record date for a specific Event, if any Class C Preferred Shares are converted after the record date and prior to completion of the Event, the Corporation may postpone the issuance to the holder of the additional Common Shares to which he is entitled by reason of the increase of the Class C Conversion Basis but such additional Common Shares shall be so issued and delivered to that holder upon completion of the Event and the Corporation shall, in the interim, deliver to the holder an appropriate instrument evidencing his right to receive such additional Common Shares.

         (12) Automatic Conversion upon Shares going Public. Notwithstanding any other term hereof, in the event of an IPO the holders of the Class C Preferred Shares shall be deemed to convert all Class C Preferred Shares into fully paid non-assessable Common Shares of the Corporation without any further act required by the holder, at the Class C Conversion Basis in effect on the date of the conversion.

                                                                              1I

1.6      AMENDMENT TO CLASS C PREFERRED SHARE PROVISIONS

         The designation, rights, privileges, restrictions and conditions of the Class C Preferred Shares may not be amended without the affirmative vote of holders of all of the Class C Preferred Shares then outstanding.

                                                                              1J

                                    ARTICLE 2


                      AMENDMENT TO CLASS A PREFERRED SHARES


2.1      DISTRIBUTION RIGHTS


         Section 2.6 of the provisions attaching to the Class A Preferred Shares is hereby amended by adding the following words immediately after "Class B Preferred Shares," in the last line thereof:


         "but after any distribution of any part of the assets of the Corporation among the holders of the Class C Preferred Shares,".

                                                                              1K

                                    ARTICLE 3


                      AMENDMENT TO CLASS B PREFERRED SHARES


3.1      DISTRIBUTION RIGHTS


         Section 3.4 of the provisions attaching to the Class B Preferred Shares is hereby amended by adding the following words immediately after "Common Shares," in the fourth line thereof:


                  "but after any distribution of any part of the assets of the Corporation among the holders of the Class C Preferred Shares and the Class A Preferred Shares,".

5. The amendment has been duly authorized as required by Sections 168 & 170 (as applicable) of the Business Corporations Act.

         La modification a ete dument autorisee conformement aux articles 168 et 170 (selon le cas) de la Loi sur les socie tes par actions.


6. The resolution authorizing the amendment was approved by the shareholders (as applicable) of the corporation on

         Les actionnaires (selon le cas) de la socie te ont approuve la resolution autorisant la modification le


                                 1999, Sept 15
--------------------------------------------------------------------------------
                               (Year, Month, Day)
                               (annee, mois, jour)

These articles are signed in duplicate.

Les presents status sont signes en double exemplaire.


                                 MEDIA SYNERGY INC.
                                 -----------------------------------------------
                                        (Name of Corporation)
                                 (Denomination sociale de la societe)

                                 By/Par: /s/ Wilson Lee           CFO
                                         ---------------------------------------
                                         (Signature)     (Description of Office)
                                         (Signature)           (Fonction)

For Ministry Use Only                            Ontario Corporation Number
A l'usage exclusif du ministere                  Numero de la societe en Ontario

                                                 1039951

            Ministry of                          Ministere de
            Consumer and                         la Consummation
            Commercial                           et du Commerce
Ontario     Relations
CERTIFICATE                                      CERTIFICAT
This is to certify that these                    Ceci certifie que les presents
articles are effective on                        statuts entrent en vigeur les

NOVEMBER 24                                      NOVEMBRE, 1999

--------------------------------------------------------------------------------
                              ARTICLES OF AMENDMENT
                             STATUTS DE MODIFICATION

1.       The name of the corporation is:

         Denomination sociale de la societe:

         MEDIA SYNERGY INC.

2.       The name of the corporation is changed to (if applicable):

         Novelle denomination sociale de la societe (s'il y a lieu):


         FLONETWORK INC.

3.       Date of incorporation/amalgamation:

         Date de la constitution ou de la fusion:


                                 1993 AUGUST 04
--------------------------------------------------------------------------------
                               (Year, Month, Day)
                               (annee, mois, jour)

4.       The articles of the corporation are amended as follows:

         Les statuts de la societe sont modifies de la facon suivante:


         1.       The name of the Corporation is changed to:

                  FloNetwork Inc.

         2. The authorized capital of the Corporation is amended to increase the authorized capital of the Corporation by creating an unlimited by creating an unlimited number of Class D Preferred Shares which shall have the rights, privileges, restrictions and conditions set out in the annexed Schedule 1 which is incorporated in this form.

         3. Item 8 - Restrictions on Transfer of Shares is deleted in its entirety.

         4.       Item 9 - Other provisions is deleted in its entirety.

                                                                              1A

                                   SCHEDULE 1

         1.       Dividends:

         1.1 Subject to the Business Corporations Act (Ontario) (the "Act"), the holders of the Class D Preferred Shares shall be entitled to receive, if, as and when declared in the discretion of the Board of Directors out of funds of the Company legally available therefor (but in any event pari passu with any dividends paid to holders of the Class A Preferred Shares, Class B Preferred Shares and the Class C Preferred Shares and in preference and priority to any payment of dividends on the Common Shares), cash dividends at the rate of US$0.124647 per share per annum from the date of issue (computed on the basis of a 360-day year, 30-day month), payable commencing on December 30, 1999 and thereafter quarterly on the last day of March, June, September and December in each year to shareholders of record on such dates, not exceeding 60 days preceding such dividend dates, as shall be fixed for such purpose by the Board of Directors in advance of payment of each particular dividend. Dividends shall not be cumulative, provided that if in any year the Board of Directors in their discretion shall not have declared or set apart for payment dividends on the Common Shares or the Class D Preferred Shares, then no dividends shall be paid or payable or owing to the holders of the Class D Preferred Shares for such period. Arrears of dividends shall not bear interest.

         1.2 So long as any Class D Preferred Shares are outstanding, no dividend shall be declared or paid or other distribution made on the Class A Preferred Shares, Class B Preferred Shares, the Class C Preferred Shares or the Common Shares nor shall the Company purchase or otherwise acquire, or permit any subsidiary of the Company to purchase or otherwise acquire, any Common Shares unless all dividends on the Class D Preferred Shares for the current and all past quarterly dividend periods that have been declared but are unpaid shall have been paid in full or sums set apart for the payment thereof and there shall exist no default with respect to the redemption provisions for the Class D Preferred Shares.

         1.3 The holders of Class D Preferred Shares shall be entitled to receive dividends pari passu with any dividends paid to the holders of the Common Shares, as if the Class D Preferred Shares had been converted to Common Shares in accordance with Section 4 below, on the record date for each such dividend payable to holders of the Common Shares, such dividends as the Board of Directors may from time to time determine in its discretion to pay to such holders of Common Shares, notwithstanding any other dividend payments which may have been made to the holders of Class D Preferred Shares pursuant to this
Section 1.

         2.       Liquidation:

         2.1 In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, then out of the assets of the Company available for distribution to its shareholders before any distribution or payment to the holders of the Class A Preferred Shares, the Class B Preferred Shares, the Class C Preferred Shares or the Common Shares, the holders of the Class D Preferred Shares shall

                                                                              1B

be entitled to be paid the sum of US$1.24647 per share, together with any dividends declared and unpaid to and including the date of such liquidation, dissolution or winding up; and the holders of the Class D Preferred Shares shall be entitled to no other or further distribution.

         2.2 After payment in full to the holders of the Class D Preferred Shares of the sums which such holders are entitled to receive hereunder or the setting apart of such sums for such payment, the remaining assets of the Company available for distribution shall be distributed among and paid to the holders of the Class A Preferred Shares, the Class B Preferred Shares, the Class C Preferred Shares and the Common Shares in accordance with the rights attaching thereto.

         2.3 If the assets of the Company available for distribution to its Shareholders shall be insufficient to permit payment in full to the holders of the Class D Preferred Shares of the sums which such holders are entitled to receive pursuant to Section 2.1, then all of the assets available for distribution to the shareholders shall be distributed among and paid to the holders of the Class D Preferred Shares ratably in proportion to the respective amounts that would be payable per share if such assets were sufficient to permit such payment in full.

         2.4 The consolidation or merger of the Company with or into any other corporation or corporations (other than a consolidation or merger where the shareholders of the Company immediately prior to the consolidation or merger continue to own voting power of at least 50% of the surviving entity immediately following such consolidation or merger) or the sale of all or substantially all of the assets of the Company shall be deemed a liquidation, dissolution or winding up of the Company within the meaning of this Section 2, unless such consolidation or merger or sale shall have been consented to by the holders of a majority of the Class D Preferred Shares at the time outstanding in the manner provided in Section 3.2 of this Article.

         3.       Voting Rights:

         3.1 Each holder of the Class D Preferred Shares shall be entitled to one vote for each whole Common Share into which the Class D Preferred Shares registered as of the record date in the name of such holder on the books of the Company is convertible pursuant to Section 4.1 immediately prior to the time of any meeting of holders of shares of the Company of which voting rights attaching to the Common Shares are exercisable. Except as otherwise provided hereinafter in this Section 3 or as otherwise required by the Act, the holders of the Class D Preferred Shares, the Class B Preferred Shares, the Class C Preferred Shares and the Common Shares shall vote together as if holders of one class of shares.

         3.2 As long as a number of Class D Preferred Shares equal to at least 33 1/3 % of the total number Class D Preferred Shares ever issued by the Company remain outstanding (subject to adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), the Company shall not at any time without the consent of the holders of at least a majority of the Class D

                                                                              1C

Preferred Shares at the time outstanding, given in person or by proxy, either in writing or at a meeting called for the purpose, at which the holders of the Class D Preferred Shares shall vote separately as a class (unless the consent of the holders of a greater number of such shares shall be required by statute):

         (a) effect any change described in Section 170(l) of the Business Corporations Act (Ontario);

         (b) create, authorize or issue any additional class of shares ranking prior to or on a parity with the Class D Preferred Shares, or create or authorize any obligation or security exercisable or exchangeable for or convertible into shares of any class ranking prior to or on a parity with the Class D Preferred Shares;

         (c) amend, alter or repeal any provision of the Articles of Incorporation or By-Laws of the Company which would affect adversely the rights, privileges restrictions or conditions attaching to the Class D Preferred Shares or of the holders thereof,

         (d) sell, lease or convey all or substantially all of the assets or business of the Company or of the capital stock or the assets or business of any subsidiary of the Company or consolidate or merge the Company or any subsidiary of the Company with any other corporation (except a consolidation or merger of the Company with any wholly-owned subsidiary of the Company), or in any way reorganize the capital of the Company, or voluntarily liquidate, dissolve or wind up the Company;

         (e) purchase or otherwise acquire all or substantially all of the shares or any other securities of any other entity or person or all or substantially all of the assets or properties of any other entity or person;

         (f) redeem any Common Shares (other than pursuant to equity incentive agreements with service providers giving the Company the rights to repurchase such Common Shares upon the termination of such services, or as required under the Articles of Incorporation of the Company or any agreements to which the Company is a party existing as of the date hereof,

         (g) change the minimum or maximum number of members of the Board of Directors of the Company set forth in the Articles of Incorporation of the Company as amended by Articles of Amendment dated November 20, 1998; or

         (h) pay or declare any dividend on the Class A Preferred Shares, the Class B Preferred Shares, the Class C Preferred Shares or the Common Shares.

         4.       Conversion of the Class D Preferred Shares:

         4.1 Each Class D Preferred Share may be converted at the option of the holder thereof, at any time and from time to time, in the manner and upon the terms and conditions hereinafter in this Section 4 set forth into such number of fully paid and non-assessable Common Shares of the Company equal to US$1.24647 divided by the

                                                                              1D

conversion price (the "Conversion Price") in effect at the time of conversion. The Class D Preferred Shares shall be automatically converted as set forth hereinabove:

         (a) upon the consent of the holders of a majority of the outstanding Class D Preferred Shares, at any time and from time to time, in the manner and upon the terms and conditions hereinafter in this Section 4 set forth; or

         (b) upon the consummation of an underwritten public offering of its Common Shares which is priced so as to reflect a pre-money valuation (understood as the total number of fully diluted Equity Securities outstanding (as defined in Section 4.3 and including for this purpose shares issued under a stock option or purchase plan approved by the Board of Directors of the Company) immediately prior to such offering multiplied by the price per share at which such Common Shares are sold to the public in such offering) of not less than US$125,000,000 and results in gross proceeds of not less than US$20,000,000 in cash, in the manner and upon the terms and conditions hereinafter in this Section 4 set forth.

         4.2 The Conversion Price shall be US$1.24647 per Common Share until adjusted (to the nearest cent, a half-cent being considered a full cent) as hereinafter set forth in this Section 4 and thereafter the Conversion Price shall be further adjusted and readjusted from time to time as hereinafter in this Section 4 provided, each such adjustment or readjustment to remain in effect until a further adjustment or readjustment is required by this Section 4.

         4.3 If at any time or from time to time after the date on which the Class D Preferred Shares were originally issued (hereinafter called the "Original Issue Date"), the Company shall issue or sell any of its Common Shares, options, warrants, rights or agreements for the purchase or acquisition from the Company of any Common Shares or Convertible Securities (as defined below) ("Options") or shares or other securities directly or indirectly convertible into or exchangeable for Common Shares (excluding Options, "Convertible Securities") (other than (i) Common Shares issued upon conversion of any of the Class A Preferred Shares, the Class B Preferred Shares, the Class C Preferred Shares or the Class D Preferred Shares or Convertible Securities or upon exercise of Options outstanding prior to the Original Issue Date; (ii) Options, including shares issued upon exercise of Options, or shares issued to directors, officers and employees of and consultants to the Company or a subsidiary of the Company pursuant to a stock option or purchase plan approved by the Board of Directors of the Company, (iii) securities issued pursuant to a dividend or distribution or (iv) Common Shares, Convertible Securities or Options issued (or shares issued upon conversion or exercise thereof) in connection with an acquisition transaction, building or equipment lease transaction, strategic alliance or partnering arrangement that is approved by the Board of Directors) (the Common Shares, Convertible Securities and Options to be referred to collectively as the "Equity Securities") for a consideration per Common Share less than the Conversion Price in effect immediately prior to such issue or sale, then in each such case the Conversion Price shall be adjusted (to the nearest cent, a half cent being considered a full cent) to equal the result of dividing

                                                                              1E

         (a) the sum of (x) the result obtained by multiplying the number of Common Shares of the Company outstanding immediately prior to such issue or sale by the Conversion Price in effect immediately prior to such issue or sale, and
(y) the consideration, if any, received by the Company upon such issue or sale, by

         (b) the aggregate number of Common Shares of the Company outstanding immediately after such issue or sale,

provided that, (i) for the purpose of this Subsection 4.3, all Common Shares issuable upon conversion or exchange of Convertible Securities or exercise of Options outstanding at the time of determination of the number of Common Shares outstanding shall be deemed to be outstanding, and (ii) for the purpose of determining the number of Common Shares issuable upon conversion or exchange of such Convertible Securities or exercise of Options at the time of determination or the number of Common Shares outstanding no effect shall be given to any adjustments to the conversion or exchange price or conversion or exchange rate of such Convertible Securities or Options resulting from the issuance of Equity Securities that is the subject of the calculation set forth above.

         4.4 For purposes of determining the consideration per Common Share received by the Company upon the issuance of an Equity Security:

         (a) If after the Original Issue Date the Company shall (i) grant any Options, or (ii) issue or sell any Convertible Securities, then in each such case the price per Common Share issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities shall be determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options or the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, by (y) the maximum number of Common Shares issuable upon such exercise, conversion or exchange, as the case may be. If the price per share so determined is less than the Conversion Price in effect immediately prior to the granting of such Options or the issue or sale of such Convertible Securities, such granting or issue or sale shall be deemed to be an issue or sale for cash of such maximum number of Common Shares at such price per share and such maximum number of Common Shares shall be deemed to be outstanding, provided that (1) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the amount of additional consideration payable to the Company or decrease in the number of Common Shares issuable upon such exercise, conversion or exchange (by change of rate or otherwise), the Conversion Price shall, upon each such increase or decrease becoming effective, be readjusted to reflect such increase or decrease insofar as it affects rights of exercise, exchange or conversion which have not theretofore expired, and (2) upon the expiration of such Options or the rights of conversion or exchange of such Convertible Securities, if any thereof shall not have been exercised, the Conversion Price shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case

                                                                              1F

may be) on the basis that (xx) the only Common Shares so issued were the Common Shares, if any, actually issued or sold upon the exercise of such Options or the rights of conversion or exchange of such Convertible Securities, and (yy) such Common Shares, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for the granting of all of such Options, whether or not exercised, or for the issue or sale of all such Convertible Securities which shall have been converted or exchanged, provided, further, that no such readjustment shall have the effect of increasing the Conversion Price by an amount in excess of the amount of the adjustment thereof initially made in respect of the granting of such Options or the issue or sale of such Convertible Securities.

         (b) If the Company shall pay a dividend or make a distribution on or in respect of any shares of the Company other than the Class D Preferred Shares, which dividend or distribution is payable in Common Shares or Convertible Securities, such Common Shares or Convertible Securities shall be deemed to have been issued or sold for no consideration.

         (c) In case of a consideration consisting in whole or in part of cash, the cash consideration shall be deemed to be the amount of cash constituting or included in such consideration. In case of a consideration consisting in whole or in part of property other than cash, the amount of the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors of the Company. In case Common Shares or Convertible Securities are issued or sold or rights or options to purchase or otherwise acquire Common Shares or Convertible Securities are granted together with other stock or securities or assets of the Company for a consideration which covers a combination of them, the portion of such consideration allocable to the Common Shares, Convertible Securities, rights or options shall be as determined in good faith by the Board of Directors of the Company.

         (d) The issuance of Common Shares on the exercise of any Options or the conversion or exchange of any Equity Securities issued, sold or granted after the Original Issue Date shall not be deemed to be an issuance of Equity Securities.

         4.5 If the Company shall subdivide or reclassify the then outstanding Common Shares into a greater number of Common Shares or combine or reclassify the then outstanding Common Shares into a smaller number of Common Shares, the Conversion Price in effect immediately prior to such subdivision, combination or reclassification, as the case may be, shall be proportionately adjusted as of the effective date thereof so that the holder of any Class D Preferred Shares thereafter surrendered for conversion shall be entitled to receive the number of Common Shares which he would have owned after the happening of such event had such Class D Preferred Shares been converted immediately prior to the happening of such event.

         4.6 Subject to Section 2.4, in case of any capital reorganization of the Company, or any consolidation or merger of the Company with or into another corporation in which the Common Shares are converted into or exchanged for securities, cash or other property, the holder of each Class D Preferred Share then outstanding shall

                                                                              1G

have the right thereafter to convert such share into the kind and amount of shares and other securities and property receivable upon such reorganization, consolidation or merger by a holder of the number of Common Shares of the Company into which such Class D Preferred Share might have been converted immediately prior to such reorganization, consolidation or merger; and effective provision shall be made in the Articles of Incorporation of the resulting or surviving corporation or otherwise so that the provisions set forth in this
Section 4 for the protection of the conversion rights of the Class D Preferred Shares shall thereafter be applicable, as nearly as reasonably may be, to any such other shares and other securities and property deliverable upon conversion of the Class D Preferred Shares remaining outstanding or other convertible securities received by the holders in place thereof, and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such shares, securities or property as the holders of the Class D Preferred Shares, or other convertible securities received by the holders in place thereof, shall be entitled to receive pursuant to the provisions hereof, and to make provisions for the protection of the conversion right as above provided. In case securities or property other than Common Shares shall be issuable or deliverable upon conversion as aforesaid, then all references in this Section 4 to Common Shares shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities or property.

         4.7 In the event of:

         (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend at the same rate as the rate of the last cash dividend theretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right, or

         (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or consolidation or merger of the Company with or into another corporation other than one in which the Company is the surviving entity and its Common Shares are not converted into or exchanged for securities, cash or other property, or

         (c) any voluntary or involuntary dissolution, liquidation or winding up of the Company;

then and in each such event the Company will mail to each holder of the Class, D Preferred Shares then outstanding at such holder's address as it appears on the records of the Company a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is to take place, and the time, if any is to be fixed, of which the holders of record of Common Shares shall be entitled to exchange their Common Shares for securities or other properties deliverable upon such event, and (iii) the amount and

                                                                              1H

character of any shares or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant, and the person or class of person to whom such proposed issue or grant is to be offered or made. Such notice shall be mailed at least 20 days prior to the date therein specified.

         4.8 Upon each adjustment or readjustment in the Conversion Price, the Company at its expense will cause the Chief Financial Officer to compute, and will have the independent accountants who regularly audit the books and accounts of the Company or other independent accountants of recognized standing selected by the Company certify, such adjustment or readjustment in accordance with the provisions of this Section 4 and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or to be received by the Company for any additional Common Shares issued or sold or deemed to have been issued or sold, (ii) the number of Common Shares outstanding or deemed to be outstanding, and (iii) the Conversion Price in effect immediately prior to such issue or sale and as adjusted and readjusted (if required) on account thereof. The Company forthwith shall file such certificate with its corporate records and mail a copy to each holder of the Class D Preferred Shares then outstanding at such holder's address as it appears on the records of the Company.

         4.9 In order to convert the Class D Preferred Shares into Common Shares, the holder thereof shall surrender at the principal office of the Company (or at such other place as the Board of Directors shall have designated for the purpose) the certificate or certificates for such Class D Preferred Shares properly endorsed in blank for transfer or accompanied by a proper instrument of assignment or transfer in blank and bearing any necessary transfer tax stamps thereto affixed and canceled, together with a written request for conversion in which shall be stated the name or names in which such holder wishes the certificate or certificates for Common Shares to be issued. The Company will, as soon as practicable thereafter, deliver at said office to such holder of the Class D Preferred Shares, or to his nominee or nominees, a certificate or certificates for the number of full Common Shares to which he shall be entitled as aforesaid, together with a cash payment in lieu of any fraction of a Common Share. No fraction of a Common Share shall be issued upon any conversion but, in lieu thereof, shall be paid upon such conversion an amount in cash equal to the same fraction of the Conversion Price at the time of conversion. No payment or adjustment for dividends on any Class D Preferred Share converted into Common Shares or any Common Share that shall be issuable upon conversion of the Class D Preferred Shares shall be made. The Class D Preferred Shares shall be deemed to be converted and the person or persons in whose name or names any certificate or certificates for Common Shares shall be issuable upon such conversion shall be deemed to have become a holder or holders of record of the Common Shares at the close of business on the date upon which the certificate representing the Class D Preferred Shares has been surrendered to the Company for conversion. The Company will pay all issue taxes, if any, incurred upon the issuance of Common Shares upon conversion of the Class D Preferred Shares, provided that the Company will not pay any transfer or other taxes incurred by reason of the issuance of such Common Shares in a

                                                                              1I

name or names other than that in which the Class D Preferred Shares so converted were registered.

         4.10 All Class D Preferred Shares which shall have been converted as provided in this Section 4 shall no longer be deemed to be outstanding and all rights with respect to such shares shall forthwith cease and terminate except for the right of the holders thereof to receive full Common Shares, together with a cash payment in lieu of any fraction of a Common Share. All Class D Preferred Shares surrendered for conversion shall be canceled and shall not be reissued.

         4.11 The Company will at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of all the Class D Preferred Shares, the full number of Common Shares from time to time issuable upon conversion of all the Class D Preferred Shares then outstanding.

5. The amendment has been duly authorized as required by Sections 168 & 170 (as applicable) of the Business Corporations Act.

         La modification a ete dument autorisee conformement aux articles 168 et 170 (selon le cas) de la Loi sur les socie tes par actions.

6. The resolution authorizing the amendment was approved by the shareholders (as applicable) of the corporation on

         Les actionnaires ou les administrateurs (selon le cas) de la socie te ont approuve la resolution autorisant la modification le


                               November 24, 1999
--------------------------------------------------------------------------------
                               (Year, Month, Day)
                               (annee, mois, jour)

These articles are signed in duplicate.

Les presents status sont signes en double exemplaire.


                          MEDIA SYNERGY INC.
                          -----------------------------------------------------
                                 (Name of Corporation)
                          (Denomination sociale de la societe)

                          By/Par: /s/ Wilson Lee            CFO
                                  ---------------------------------------------
                                  (Signature)      (Description of Office)
                                  (Signature)            (Fonction)


                          By/Par: /s/ Chris Keevill       President and COO
                                  ---------------------------------------------
                                  (Signature)          (Description of Office)
                                  (Signature)                (Fonction)